EXHIBITS 5.1(A), 8.1(A) AND 23.1(A)


                                                             March 16, 2006

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut  06830

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

         Re:   Financial Asset Securities Corp.,
               Greenwich Capital Acceptance, Inc.
               Registration Statement on Form S-3/A
               ------------------------------------

Ladies and Gentlemen:

         We will act as counsel for Financial Asset Securities Corp. and Greenwich Capital Acceptance, Inc., each a Delaware corporation (each a "Registrant" and together, the "Registrants"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Registrants' Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"). The Securities are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Registrants on Form S-3. The Securities will be offered pursuant to a prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and applicable "Prospectus Supplement," respectively), which will be filed with the Commission pursuant to Rule 424(b)(5) under the Act. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the applicable Registrant, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer") or master servicer (the "Master Servicer"), each such party to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture," and together with each Pooling and Servicing Agreement, the "Agreements") between a trust (the "Trust") and an indenture trustee (the "Indenture Trustee"), each such party to be identified in the Prospectus Supplement for such Series of Notes.

         We have examined copies of each Registrant's Restated Certificate of Incorporation, each Registrant's By-laws, the Registration Statement, each Prospectus and each form of Prospectus Supplement included therein, the forms of Agreements (each as filed or incorporated by reference as an exhibit to the Registration Statement), the forms of Securities and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Registrants and others.

         Based upon the foregoing, we are of the opinion that:

                  (i) When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the applicable Registrant and has been duly executed and delivered by the applicable Registrant, the Trust, the Trustee, Indenture Trustee and/or Owner Trustee, as applicable, any Servicer or Master Servicer, if applicable, and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the issuer of such Securities, enforceable against the issuer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws now or hereafter relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

                  (ii) When the Securities of a Series have been duly authorized by all necessary action on the part of the applicable Registrant (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee, Indenture Trustee and/or Owner Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefor as described in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         We have also advised the Registrants with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under "Material Federal Income Tax Consequences" in the Base Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, the discussion represents our opinion.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

         We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Base Prospectus and under the headings "Legal Matters" and "Federal Income Tax Consequences" in the applicable Prospectus Supplements, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or any Prospectus Supplement.

                                                        Very truly yours,

                                                        /s/ McKee Nelson LLP

                                                        McKee Nelson LLP

                    [THACHER PROFFITT & WOOD LLP LETTERHEAD]



                                                              March 16, 2006

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Greenwich Capital Acceptance, Inc.
                  Financial Asset Securities Corp.
                  Asset-Backed/Mortgage-Backed Securities
                  Registration Statement on Form S-3/A
                  ---------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., each a Delaware corporation (together, the "Registrants"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage-Backed Certificates ("Certificates") and Collateralized Mortgage Obligations ("Bonds"; together with Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). Certificates are issuable in series under separate pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), each among the Registrant and a trustee, a master servicer and any special servicer, fiscal agent and REMIC administrator identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. Bonds are issuable in series under separate indentures (each, an "Indenture"), each between an issuer, which will be either the Registrant or an owner trust established by it, and an indenture trustee identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

         In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions thereof applicable to a real estate mortgage investment conduit ("REMIC"), and the laws of the State of New York. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each Indenture will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the parties thereto.

         2. Each series of Notes will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the Indenture.

         3. Each Pooling and Servicing Agreement will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the parties thereto.

         4. Each series of Certificates will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         5. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of investment in the securities to which that description relates, is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ Thacher Proffitt & Wood LLP